Exhibit 10.3

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of August 11, 2025, by and among BridgeBio Oncology Therapeutics, Inc., a Delaware corporation (the “Company”) (formerly known as Helix Acquisition Corp. II, a Cayman Islands exempted company, prior to its domestication as a Delaware corporation), Helix Holdings II LLC, a Cayman Islands limited liability company (the “Sponsor”), certain investment vehicles of Cormorant Asset Management, LP listed in the signature pages hereto (collectively, “Cormorant”), certain existing shareholders of the Company listed in the signature pages hereto (the “Helix Existing Investors”), and other persons and entities (collectively with the Sponsor, Cormorant, the Helix Existing Investors, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, the “Holders” and each, a “Holder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of February 28, 2025 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Helix II Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and TheRas, Inc. (doing business as BridgeBio Oncology Therapeutics), a Delaware corporation (“BBOT”) BBOT, pursuant to which, on August 11, 2025, the Company de-registered in the Cayman Islands and transferred by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”) and, on August 11, 2025, Merger Sub merged with and into BBOT (the “Merger”, and together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with BBOT surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, at the Domestication Effective Time (as defined in the Business Combination Agreement), pursuant to the Business Combination Agreement, each outstanding Class A ordinary share, par value $0.0001 per share, of the Company (the “Cayman Class A Shares”) (including Cayman Class A Shares issued upon the conversion of Class B ordinary shares, par value $0.0001 per share, of the Company immediately prior to the Domestication, but not including Cayman Class A Shares redeemed pursuant to the Company’s amended and restated memorandum and articles of association) was converted automatically into one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, in connection with the Transactions, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of the shares of Common Stock acquired pursuant to the terms of the Business Combination Agreement.

NOW, THEREFORE, the parties agree as follows:

1.	Subject to the exceptions set forth in Section 3, each Holder shall not, without the prior written consent of the board of directors of the Company, Transfer any Lock-up Shares until the end of the Lock-up Period.

2.	As used herein:

(a)	the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date one year after the later of (x) the filing of the Form 10 Information (as defined in Rule 144(i)(3) of the Securities Act of 1933, as amended) with the U.S. Securities and Exchange Commission (the “SEC”) and (y) the Closing Date.

(b)	the term “Lock-up Shares” means any shares of Common Stock held by a Holder immediately after the Domestication.

(c)	the term “Transfer” means (i) sell, offer to sell, contract or agree to sell, assign, transfer (including by operation of law), hypothecate, pledge, distribute, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Lock-up Shares, (ii) deposit any Lock-up Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Shares, whether any such transaction is to be settled by delivery of such Lock-up Shares, in cash or otherwise, or (iv) publicly announce any intention to effect any transaction specified in clauses (i) through (iii);

(d)	the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Holder is permitted to transfer such shares of Common Stock prior to the expiration of the Lock-up Period pursuant to paragraph 3; and

3.	The restrictions set forth in paragraph 1 shall not apply to:

(a)	a Transfer to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members or partners of the Holder or their affiliates, any affiliates of the Holder, or any employees of such affiliates;

(b)	in the case of an individual, a Transfer by gift to a member of the individual’s immediate family (as defined below), or to a trust, the beneficiary of which is the individual or a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(c)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(d)	in the case of an individual, Transfers by operation of law or pursuant to a qualified domestic relations order;

(e)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(f)	in the case of an entity, Transfers to any direct or indirect partners, members or equity holders of such entity, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates;

(g)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(h)	in the case of an entity, Transfers by virtue of the laws of the entity’s jurisdiction of formation or incorporation or the entity’s organizational documents upon dissolution of the entity;

(i)	Transfers to any other Holders, any affiliates of such other Holders or their Permitted Transferees or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates;

(j)

(k)	the exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock and any related transfer of shares of Common Stock to the Company in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(l)	Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock in connection with the termination of the Holder’s service to the Company;

(m)	the entry, by the Holder, at any time after the Closing, of any trading plan providing for the sale of shares of Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-l(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; and

(n)	Transfers in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Company’s board of directors or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

provided, however, that (A) in the case of clauses (a) through (g), the transferee(s) of such Transfer must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph 3, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

4.	For the avoidance of doubt, each Holder shall retain all of its rights as a stockholder of the Company with respect to the Lock-up Shares during the Lock-Up Period, including the right to vote any Lock-up Shares that are entitled to vote.

5.	In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement, and such purported Transfer shall be null and void ab initio. In addition, during the Lock-Up Period, each certificate or book-entry position evidencing the Lock-Up Shares shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE ISSUER AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6.	The Company represents that it has not entered into any side letter or agreement with any Holder which provides any rights or benefits to such Holder that are materially more favorable to such Holder than the rights and benefits in this Agreement and will not enter into any such side letter or agreement unless such rights and benefits are also offered to the other Holders. The Company agrees that this Agreement shall not be amended or modified, and no terms or conditions thereof waived, in a manner that benefits any Holder, unless the terms of such amendment, modification or waiver is also offered to the other Holders.

7.	This Agreement, together with the agreements referenced herein, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any of the agreements referenced herein may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any of the agreements referenced herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

8.	Sections 11.2 (Amendments; No Waivers; Remedies), 11.3 (Arm’s Length Bargaining; No Presumption Against Drafter) 11.4 (Publicity), 11.6 (No Assignment or Delegation), 11.7 (Governing Law), 11.8 (Waiver of Jury Trial), 11.9 (Submission to Jurisdiction), 11.10 (Counterparts; Facsimile Signatures); 11.12 (Severability); 11.13 (Further Assurances) and 11.16 (Non-Recourse) of the Business Combination Agreement are each hereby incorporated by reference into this Agreement as set forth herein (including any relevant definitions contained in any such sections), mutatis mutandis.

9.	This Agreement shall terminate on the expiration of the Lock-up Period.

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IN WITNESS WHEREOF, each of the parties has duly executed this Lock-Up Agreement as of the date first set forth above.

COMPANY:

BRIDGEBIO ONCOLOGY THERAPEUTICS, INC.

By:	/s/ Eli Wallace
	Name:	Eli Wallace
	Title:	Chief Executive Officer
Address for Notices:

SPONSOR:

HELIX HOLDINGS II LLC

By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Manager
Address for Notices:

CORMORANT:

CORMORANT PRIVATE HEALTHCARE FUND III, LP
By: CORMORANT PRIVATE HEALTHCARE GP III, LLC, its General Partner

By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Managing Member
Address for Notices:

CORMORANT PRIVATE HEALTHCARE FUND IV, LP
By: CORMORANT PRIVATE HEALTHCARE GP IV, LLC, its General Partner

By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Managing Member
Address for Notices:

[Signature Page to the Lock-Up Agreement]

CORMORANT PRIVATE HEALTHCARE FUND V, LP
By: CORMORANT PRIVATE HEALTHCARE GP V, LLC, its General Partner

By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Managing Member
Address for Notices:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP
By: CORMORANT GLOBAL HEALTHCARE GP, LLC, its General Partner

By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Managing Member
Address for Notices:

HELIX EXISTING INVESTORS:

/s/ Mark C. McKenna
Mark C. McKenna
Address for Notices:

/s/ John Schmid
John Schmid
Address for Notices:

/s/ Andrew Philips
Andrew Philips
Address for Notices:

/s/ Albert A. Holman, III
Albert A. Holman, III
Address for Notices:

[Signature Page to the Lock-Up Agreement]